Exhibit 18 (b)


FORM OF SCHEDULE I DATED __________, 1999 TO MULTIPLE CLASS OF SHARES PLAN FOR FIDELITY DESTINY PORTFOLIOS DATED _________, 1999

TRUST/FUND/CLASS    SALES CHARGE  DISTRIBUTION FEE      SHAREHOLDER
                                  (AS A PERCENTAGE OF   SERVICE FEE
                                  AVERAGE NET ASSETS)   (AS A PERCENTAGE OF
                                                        AVERAGE NET ASSETS)

Destiny Portfolios
Destiny I:
 New Class          none           0.50                  0.25
 Initial Class      none           none                  none


Destiny Portfolios
Destiny II:
 New Class          none           0.50                  0.25
 Initial Class      none           none                  none